                                                                      EXHIBIT 21


                        SUBSIDIARIES OF RIDGEVIEW, INC.


           Name                          Jurisdiction of Incorporation

Ridgeview Ltd.                                Cayman Island

Seneca Knitting Mills Corporation             New York

GPM Corporation                               New York

Seneca Knitting Mills, International          United States Virgin
Sales, Inc.                                      Islands

A Child's View, Inc.                          North Carolina

Ridgeview Foundation, Inc.                    North Carolina